Exhibit 10.1
EXECUTION COPY

AMENDMENT NO. 2
This AMENDMENT NO. 2 (this “Amendment No. 2”) dated as of April 12, 2018, by and among WAYFAIR LLC, a limited liability company organized under the laws of the State of Delaware (the “Borrower”); WAYFAIR INC., a corporation organized under the laws of the State of Delaware (the “Parent”); CITIBANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer, and the lenders party hereto, is entered into in connection with the Credit Agreement, dated as of February 22, 2017 (as amended by that certain Amendment No. 1 dated as of September 11, 2017, and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), among the Borrower, the Parent, the lenders party thereto, the Swing Line Lender, the L/C Issuer and the Administrative Agent.
The Borrower, the Parent, the Lenders, the Administrative Agent, the Swing Line Lender and the L/C Issuer have agreed to certain amendments to the Credit Agreement.
Now, therefore, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
Section 1    Definitions. Except as otherwise defined in this Amendment No. 2, terms defined in the Credit Agreement are used herein as defined therein.
Section 2    Amendments to Credit Agreement. The following amendments to the Credit Agreement shall take effect on the date hereof:
(a)    References Generally. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”), and references in the other Loan Documents to the “Credit Agreement” shall be deemed to be references to the Credit Agreement as amended hereby.
(b)    Definitions. Section 1.1 of the Credit Agreement shall be amended by amending the following definitions and replacing them in their entirety with the definitions set forth herein (to the extent already included in Section 1.1), or, as applicable, adding the following definitions in the appropriate alphabetical order (to the extent not already included in Section 1.1):
“Free Cash Flow” means, for any period, Consolidated EBITDA plus Changes in Working Capital, minus Consolidated Capital Expenditures, minus Consolidated Interest Expense (other than interest paid-in-kind, amortization of financing fees, other non-cash Consolidated Interest Expenses and any expenses Cash Collateralized in accordance with the terms of this Agreement), minus the amount of Taxes based on income actually paid in cash or required to be paid in cash (including Taxes relating to net settlement of equity awards to the extent they constitute a use of cash), minus

Restricted Payments (other than Restricted Payments permitted under Section 8.6(a)(vii) and Restricted Payments that are already accounted for in this definition, such as Taxes relating to net settlement of equity awards) made in cash, and minus cash consideration paid in connection with a Permitted Acquisition. For the avoidance of doubt, Free Cash Flow shall be calculated without duplication of items covered by more than one defined term. Free Cash Flow at any date may be a positive or negative number. Free Cash Flow increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.
“Letter of Credit Commitment Amount” means, as of any date, $65,000,000, as such amount is reduced from time to time in accordance with Section 2.3.
“Permitted Structured Repurchase Transaction” means any forward purchase or accelerated share repurchase transaction relating to the Parent’s Equity Interests for which the Parent is the purchaser, a call or capped call option relating to the Parent’s Equity Interests purchased by the Parent, and/or a put or put spread option relating to the Parent’s Equity Interests sold by the Parent and/or any other structured equity repurchase transaction similar to any of the foregoing presented to the Administrative Agent and the Lenders by the Parent and to which the Administrative Agent and the Required Lenders have consented, in each case, entered into by the Parent with any of Citibank, N.A., JPMorgan Chase Bank, N.A., Bank of America, N.A., Goldman Sachs Group, Inc., Morgan Stanley & Co. International PLC, or any of their respective Affiliates, in each case to the extent such financial institution is then a leading dealer in the market in respect of such transactions (each, a “Structured Repurchase Dealer”); provided that the aggregate amount of any premium(s), prepayment amount(s), strike price(s) or other applicable purchase price, costs, expenses or any other payments (whether absolute or contingent) for such Permitted Structured Repurchase Transaction, at the time of entry into such Permitted Structured Repurchase Transaction, does not, and, during the term of this Agreement, will not, exceed the amount permitted to be paid by the Parent in respect of repurchases of the Parent’s Equity Interests pursuant to Section 8.6(a)(vii); provided, further, that such transaction is a Swap Agreement and will be entered into between the Parent and a Structured Repurchase Dealer under an ISDA Master Agreement and there shall be no Credit Support Annex, Credit Support Document, Credit Support Provider, security, guaranty or other credit support with respect thereto, in each case provided by the Parent, the Borrower or any of their respective Affiliates; provided, further, that immediately before and after giving pro forma effect to the entry into such Permitted Structured Repurchase Transaction, and any concurrent use of proceeds thereof, no Default or Event of Default shall have occurred and be continuing hereunder.

“Standby Letter of Credit Commitment Amount” means, as of any date, $65,000,000, which is a sub-facility of the Letter of Credit Commitment and is a part of, and not in addition to, the Letter of Credit Commitment.
“Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, including, without limitation, any Permitted Bond Hedge Transaction, any Permitted Warrant Transaction or any Permitted Structured Repurchase Transaction.
(c)    Amendment of Section 7.1(f). Section 7.1(f) of the Credit Agreement is hereby amended to read in its entirety as follows:
“(f)    concurrently with the delivery of the financial statements pursuant to Section 7.1(a) and Section 7.1(b), a Compliance Certificate (i) showing (in reasonable detail and with appropriate calculations and computations in all respects reasonably satisfactory to the Administrative Agent) (A) computations of the financial covenants set forth in Section 8.4 as of the last day of the immediately preceding Fiscal Quarter, (B) in respect of any repurchase of Equity Interests of the Parent (including any Permitted Structured Repurchase Transaction) entered into during the immediately preceding Fiscal Quarter, (x) the amount of any cash payment(s) made by the Parent in connection with such repurchase, and (y) the amount of any net cash proceeds paid to the Parent under such repurchase, (C) the aggregate amount of any cash payment(s) made by the Parent in connection with any repurchase of Equity Interests of the Parent (including any Permitted Structured Repurchase Transaction) during the term of this Agreement as of the last day of the immediately preceding Fiscal Quarter, and (D) the aggregate amount of net cash proceeds, if any, paid to the Parent in connection with any repurchase of Equity Interests of the Parent (including any Permitted Structured Repurchase Transaction) during the term of this Agreement as of the last day of the immediately preceding Fiscal Quarter, (ii) certifying that the Financial Officer executing such Compliance Certificate has no knowledge of any Default or Event of Default existing as of such date except as specified in such Compliance Certificate (and, if any Default or Event of Default then exists, reasonably detailed information regarding the same and the actions which the Parent or the Borrower has taken or propose to take with respect thereto), (iii) reporting any updates to the inventory locations and/or additional Intellectual Property required to be disclosed in Schedules 6.14 and 6.15, from the Effective Date or from the date the most recent Compliance Certificate was delivered, and (iv) attaching and certifying true, correct and complete copies of all contracts or other agreements relating to any Permitted Structured Repurchase Transaction as of the last day of the immediately preceding Fiscal Quarter;”

(d)    Amendment of Section 7.1(l). Section 7.1(l) of the Credit Agreement is hereby amended to read in its entirety as follows:
“(l)    promptly when available and, in any event, within sixty (60) days after the beginning of any Fiscal Year (commencing with Fiscal Year 2018), (i) projections for the Parent and its Subsidiaries for such Fiscal Year and (ii) a projected quarterly consolidated balance sheet of the Parent and its Subsidiaries for such Fiscal Year, together with related quarterly consolidated statements of projected cash flow and projected income statements for such Fiscal Year, which projections shall be accompanied by a certificate of a Financial Officer of the Parent certifying that such projections and balance sheet have been presented to the Parent’s board of directors, and stating that such projections are based on reasonable estimates, information and assumptions and that such Financial Officer of the Parent has no reason to believe that such projections are incorrect or misleading in any material respect (it being understood that projections are subject to uncertainties and contingencies and that no assurance can be given that any projection will be realized);”

(e)    Amendment of Section 8.2(b)(y).    Section 8.2(b)(y) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(y)    such obligations arise under a Permitted Bond Hedge Transaction, Permitted Warrant Transaction or Permitted Structured Repurchase Transaction;”

(f)    Amendment of Section 8.5(n).    Section 8.5(n) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(n)    Permitted Acquisitions and any Investments in connection with a Permitted Bond Hedge Transaction or Permitted Structured Repurchase Transaction: and”

(g)    Amendment of Section 8.6(a)(i). Section 8.6(a)(i) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(i)    the Parent may make Restricted Payments (including repurchases of Equity Interests of the Parent from employees or directors of the Parent and its Subsidiaries to the extent that the proceeds of such repurchases are applied to satisfy withholding tax obligations arising in connection with the vesting of restricted Equity Interests, but excluding other repurchases of Equity Interests of the Parent); provided that both before and after giving effect to such Restricted Payment: (A) as of the end of the most recent Fiscal Quarter for which financial statements have been delivered, the

Parent and its Subsidiaries shall be in compliance with Section 8.4; (B) the aggregate amount of such payments shall not exceed $25,000,000 during any one Fiscal Year and $50,000,000 during the term of this Agreement and (C) no Default or Event of Default shall exist or result therefrom;”

(h)    Amendment of Section 8.6(a). Section 8.6(a) of the Credit Agreement is hereby amended to:

(i) delete the word “and” at the end of clause (v) thereof;

(ii) amend clause (vi) to read in its entirety as follows:

“(vi)    the Parent may make (I)(a) the payment of the premium to the Hedge Provider due under and determined in accordance with the Permitted Bond Hedge Transaction or (b) any payments or deliveries to the Hedge Provider required under and determined in accordance with the Permitted Warrant Transaction, in each case, (i) by delivery of the Parent’s Equity Interests upon settlement thereof or (ii) by (A) payment of an early termination amount thereof in common stock upon any early termination thereof or (B) set-off against the related Permitted Bond Hedge Transaction or (II) any payments (other than any payment(s) of any premium(s), prepayment amount(s), strike price(s) or other applicable purchase price, costs, expenses or any other payments (whether absolute or contingent) for a Permitted Structured Repurchase Transaction at the time of entry into such Permitted Structured Repurchase Transaction) or deliveries to a Structured Repurchase Dealer required under and determined in accordance with a Permitted Structured Repurchase Transaction, in each case, (i) by delivery of the Parent’s Equity Interests upon settlement thereof or (ii) by payment of an early termination amount thereof in common stock upon any early termination thereof; and”; and
(iii) add the following new clause (vii) immediately following clause (vi) thereof, as follows:

“(vii)    the Parent may make Restricted Payments in connection with repurchases of Equity Interests of the Parent (including payment(s) of any premium(s), prepayment amount(s), strike price(s) or other applicable purchase price, costs, expenses or any other payment (whether absolute or contingent) for a Permitted Structured Repurchase Transaction that, at the time of entry into such Permitted Structured Repurchase Transaction, does not, and during the term of this Agreement, will not, exceed the amount permitted to be paid by the Parent in respect of repurchases of the Parent’s Equity Interests pursuant to the immediately following proviso); provided that both before and after giving effect to any such repurchase: (A) the Parent and its Subsidiaries shall be in compliance with Section 8.4; (B) the aggregate amount of such Restricted Payments shall not exceed, during the term of this Agreement, the sum of (x) $100,000,000 plus (y) the aggregate net cash proceeds, if any, paid to the Parent in connection with any repurchase of Equity Interests of the Parent (including any Permitted Structured Repurchase Transaction), as set forth in the most recently delivered Compliance Certificate and (C) no Default or Event of Default shall exist or result therefrom.”
(i)    Amendment to Exhibit D. Exhibit D of the Credit Agreement is hereby amended to read in its entirety as set forth on Schedule I hereto.

Section 3    Conditions of Effectiveness. This Amendment No. 2 shall become effective as of the date upon which the Administrative Agent shall have received counterparts of this Amendment No. 2 executed by the Parent, the Borrower and the Lenders (the “Amendment Effective Date”).
Section 4    Reserved.
Section 5    Loan Documents. Except as herein provided, the Loan Documents shall remain unchanged and in full force and effect. This Amendment No. 2 is a Loan Document under the Credit Agreement and shall be construed in accordance with the Credit Agreement.
Section 6    Miscellaneous. This Amendment No. 2 may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment No. 2 by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment No. 2. This Amendment No. 2 and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment No. 2 and the transactions contemplated hereby and under any Loan Document shall each be governed by, and each be construed in accordance with, the laws of the State of New York. This Amendment No. 2 and each other Loan Document constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.
Section 7    Jurisdiction; Etc. Each Loan Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent or any other Lender Party or any related party of the foregoing in any way relating to this Amendment No. 2 or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Amendment No. 2 or in any other Loan Document shall affect any right that the Administrative Agent or any other Lender Party may otherwise have to bring any action or proceeding relating to this Amendment No. 2 or any other Loan Document against each Loan Party or its properties in the courts of any jurisdiction. Each Loan Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Amendment No. 2 or any other Loan Document in any court referred to in this Section 7. Each Loan Party hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.
BORROWER:
WAYFAIR LLC
By:     /s/ Michael Fleisher
Name: Michael Fleisher
Title: Chief Financial Officer
PARENT:
WAYFAIR INC.
By:     /s/ Michael Fleisher
Name: Michael Fleisher
Title: Chief Financial Officer
CITIBANK, N.A.,
as Administrative Agent, Swing Line Lender and L/C Issuer

By: /s/ Ronald Homa
Name: Ronald Homa
Title: Senior Vice President As Authorized

CITIBANK, N.A., as Lender By: /s/ Ronald Homa Name: Ronald Homa Title: Senior Vice President As Authorized

SILICON VALLEY BANK, as Lender By: /s/ Jon Wolter Name: Jon Wolter Title: Vice President

SCHEDULE I

REVISED FORM OF COMPLIANCE CERTIFICATE

[See attached.]

EXHIBIT D

[FORM OF]
COMPLIANCE CERTIFICATE
Dated as of [__], 20[__]

Reference is made to that certain Credit Agreement, dated as of February 22, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Wayfair LLC (the “Borrower”), Wayfair Inc. (the “Parent”), the lenders from time to time party thereto, and Citibank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Credit Agreement.
The undersigned Financial Officer hereby certifies, in his/her capacity as a Financial Officer and not in his/her personal capacity, that as of the date hereof that he/she is the [___] of the Parent and/or the Borrower, and that, as such he/she is authorized to execute and deliver this Certificate to the Administrative Agent on behalf of the Parent and/or the Borrower, and that:
[Use the following paragraph 1 for fiscal year-end financial statements]
1.    The Parent and the Borrower have delivered the year-end audited financial statements required by Section 7.1(b) of the Credit Agreement for the Fiscal Year ended as of [___], together with the report and opinion of an independent certified public accountant required by such section.
[Use the following paragraph 1 for fiscal quarter-end financial statements]
1.    The Parent and the Borrower have delivered the unaudited financial statements required by Section 7.1(a) of the Credit Agreement for the Fiscal Quarter ended as of [___]. Such financial statements are complete and correct and fairly present in all material respects the financial position of the Parent and its consolidated Subsidiaries (subject to year-end audit adjustment and the absence of footnotes).
2.    The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Parent and the Borrower during the accounting period covered by such financial statements.
3.    A review of the activities of the Parent and the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Parent and the Borrower performed and observed its Obligations under the Loan Documents; and [SELECT ONE] [to the knowledge of the undersigned, during such fiscal period the Parent and the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default or Event of Default has occurred and is continuing.] --OR-- [to the knowledge of the undersigned, during such financial period, the following covenants or conditions have not been performed or observed and the following is a list of each such Default or Event of Default and its nature and status:]

4.    Each of the representations and warranties set forth in Article VI of the Credit Agreement and in each of the other Loan Documents are true and correct in all material respects with the same effect as if made as of the date hereof; provided, that such representations and warranties (i) that relate solely to an earlier date shall be true and correct in all material respects as of such earlier date and (ii) shall be true and correct in all respects if they are qualified by a materiality standard.
5.    The financial covenant analysis set forth on Schedule I attached hereto are true and accurate as of the date of this Certificate.
6.    Schedule II attached hereto sets forth (i) in respect of any repurchase of Equity Interests of the Parent (including any Permitted Structured Repurchase Transaction) entered into during the immediately preceding Fiscal Quarter, (x) the amount of any cash payment(s) made by the Parent in connection with such repurchase, and (y) the amount of any net cash proceeds paid to the Parent under such repurchase, (ii) the aggregate amount of any cash payment(s) made by the Parent in connection with any repurchase of Equity Interests of the Parent (including any Permitted Structured Repurchase Transaction) during the term of the Credit Agreement as of the last day of the immediately preceding Fiscal Quarter, and (iii) the aggregate amount of net cash proceeds, if any, paid to the Parent in connection with any repurchase of Equity Interests of the Parent (including any Permitted Structured Repurchase Transaction) during the term of the Credit Agreement as of the last day of the immediately preceding Fiscal Quarter.
7.    [SELECT ONE] [Attached hereto as Schedule III are] -- OR -- [There are no] additional inventory locations and/or Intellectual Property required to be disclosed in Schedules 6.14 and 6.15 of the Credit Agreement from the Effective Date or from the date the most recent Compliance Certificate has been delivered.
8.    Attached hereto as Schedule IV are true, correct and complete copies of all contracts or other agreements relating to any Permitted Structured Repurchase Transaction as of the last day of the immediately preceding Fiscal Quarter.
IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.
WAYFAIR LLC

By:	Name: [__] Title: [__]

[Compliance Certificate]

SCHEDULE I
to Exhibit D

[Financial Covenant Calculations]

SCHEDULE II
to Exhibit D

[Repurchases of Equity Interests Disclosure]

	Cash Payments Made by Parent in connection with	Net Cash Proceeds Paid to Parent in connection with
Quarter	Repurchases of Equity Interests	Repurchases of Equity Interests
Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019
Q4 2019
Q1 2020
________________	______________________	_______________________
Aggregate Amounts:

SCHEDULE III
to Exhibit D

[Updated Schedules 6.14 and 6.15]

SCHEDULE IV
to Exhibit D

[Copies of all contracts or other agreements relating to any Permitted Structured Repurchase Transaction]